Exhibit 99

Quarterly Revenue and Operating Income by Segment

(Unaudited)

The following table is provided to present quarterly revenue and operating income by segment under the new operating segments established in the quarter ended June 2, 2007.

		North America	Europe	Latin America	Asia Pacific	Spec. Item	Total
FISCAL YEAR 2004:
Q1 2004	Net Revenue	135,574	61,512	48,101	32,314		277,501
	Operating Income	9,707	(1,354)	27	199		8,579
Q2 2004	Net Revenue	156,731	75,023	45,670	37,141		314,565
	Operating Income	16,137	1,001	(420)	1,161		17,879
Q3 2004	Net Revenue	156,306	71,269	45,639	33,741		306,955
	Operating Income	14,105	(1,205)	(1,127)	437		12,210
Q4 2004	Net Revenue	159,669	82,003	52,785	37,277		331,734
	Operating Income	12,573	3,613	(317)	1,126		16,995
FY 2004	Net Revenue	608,280	289,807	192,195	140,473	—	1,230,755
	Operating Income	52,522	2,055	(1,837)	2,923	—	55,663

FISCAL YEAR 2005:
Q1 2005	Net Revenue	143,317	80,442	51,732	33,292		308,783
	Operating Income	8,353	988	(1,223)	396		8,515
Q2 2005	Net Revenue	171,922	82,846	50,109	32,944		337,821
	Operating Income	15,006	3,575	(1,752)	938		17,767
Q3 2005	Net Revenue	166,469	74,968	48,329	26,180		315,946
	Operating Income	16,424	3,776	1,198	893		22,291
Q4 2005	Net Revenue	187,349	89,954	60,585	29,209		367,097
	Operating Income	24,248	5,564	(245)	281		29,848
FY 2005	Net Revenue	669,057	328,210	210,755	121,625	—	1,329,647
	Operating Income	64,033	13,902	(2,022)	2,508	—	78,421

FISCAL YEAR 2006:
Q1 2006	Net Revenue	154,534	74,032	56,076	25,760		310,402
	Operating Income	13,551	2,974	2,131	1,188		19,844
Q2 2006	Net Revenue	185,233	83,695	52,078	26,277		347,283
	Operating Income	19,205	5,976	2,281	1,771		29,233
Q3 2006	Net Revenue	181,989	94,317	52,455	24,663		353,425
	Operating Income	22,215	5,511	2,678	1,237		31,641
Q4 2006	Net Revenue	179,692	106,468	60,983	27,856		374,999
	Operating Income	22,219	10,472	5,874	2,513	(12,284)	28,794
FY 2006	Net Revenue	701,448	358,512	221,592	104,556	—	1,386,108
	Operating Income	77,190	24,933	12,964	6,709	(12,284)	109,512

FISCAL YEAR 2007:
Q1 2007	Net Revenue	157,226	95,418	54,918	25,792		333,354
	Operating Income	15,359	7,998	3,270	1,398		28,025
Q2 2007	Net Revenue	172,482	104,001	50,021	27,201		353,705
	Operating Income	23,804	10,091	1,210	1,249		36,354
Q3 2007	Net Revenue	172,208	100,114	50,920	29,010		352,252
	Operating Income	24,085	9,726	3,178	1,896		38,885
Q4 2007	Net Revenue	161,767	109,454	59,239	30,487		360,948
	Operating Income	20,540	13,287	3,250	2,469		39,547
FY 2007	Net Revenue	663,683	408,987	215,098	112,490	—	1,400,258
	Operating Income	83,788	41,102	10,908	7,012	—	142,810